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                                                                  EXHIBIT 10.(p)

                            STOCK PURCHASE AGREEMENT

         Stock Purchase Agreement, dated as of the 25th day of January 2000, between Spechem, S.A. de. C.V. (referred to as the "Seller") and Texas Oil & Chemical Co. II, Inc. (the "Purchaser").

                                    RECITALS

         A. Seller owns of record and beneficially 45,950,278 Shares with a par value of $ One Peso, each, fully subscribed and paid for of the issued and outstanding shares of common stock of Productos Quimicos Coin, S.A. de. C.V. (the "Company").

         B. The Purchaser desires to acquire from the Seller all of the Shares referred to in recital A., above, which represent approximately ninety two percent (92%) of the outstanding capital stock of the Company, and the Seller desires to sell and transfer such shares to the Purchaser, all upon the terms and conditions hereinafter set forth.

         To accomplish such purposes and in consideration of the Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the following meanings:

"AFFILIATE" of a person or entity shall mean a person or entity controlling, controlled by or under common control with such person or entity.

"AGREEMENT" shall mean this Stock Purchase Agreement, including all Exhibits attached hereto.


"AUDITED FINANCIAL STATEMENTS" shall mean the audited financial statements of the Company as at and for the fiscal year ended December 31, 1998, consisting of a balance sheet, a statement of income and retained earnings and a statement of changes in financial position together with the notes thereto and the opinion of the Company's auditors thereon, a copy of which is attached hereto as Exhibit "1".

"BENEFIT PLAN" shall have the meaning set forth in Section 4.39.2 hereof.

"BUSINESS" shall have the meaning set forth in Section 8.1.1 hereof.

"CLAIM" shall have the meaning set forth in Section 10.2 hereof.

"CLOSING" shall mean the consummation of the transactions contemplated by this Agreement.

"CLOSING DATE" shall mean the date when all of the conditions set forth in
Section 3.3 hereof are met or completed, provided that, unless the parties hereto otherwise agree, shall not be later than January 30, 2000.



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"CLOSING FINANCIAL STATEMENTS" means the non audited Financial Statements of
Corporation consisting of a balance sheet, statements of income and retained earnings and the statement of change in financial position together with the notes thereto as of October 31, 1999.

"COMPANY" shall mean Productos Quimicos Coin, S.A. de. C.V.

"ENVIRONMENTAL LAWS" shall mean all applicable federal, state, and municipal laws, regulations and orders, rules, mandatory Mexican Standards ("Normas Oficiales Mexicanas"), codes, licenses and permits issued by any governmental or regulatory agency, court, administrative agency, or commission relating to the environment.

"ESCROW AGREEMENT" shall mean the escrow agreement attached hereto as Exhibit
"2".

"DOLLARS" shall mean the lawful currency of the United States of America.

"GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall mean the accounting principles so described and promulgated by the Mexican Institute of Public Accountants ("Instituto Mexicano de Contadores Publicos, A.C."), Mexican GAAP as in effect as of the issue date, which are applicable on the date as of which any calculation made hereunder is to be effective or as at the date of any financial statements referred to herein, as the case may be.

"GOVERNMENTAL CHARGES" means and includes all taxes, customs duties, rates, levies, assessments, reassessments and other charges (including any and all social security contributions and retirement fund contributions), together with all penalties, interest and fines with respect thereto, payable to any federal, state, municipal or other government or governmental agency, authority, board, bureau or commission.

"HAZARDOUS MATERIALS" shall mean any material or substance that has been designated by any governmental entity or applicable federal, state or municipal law to be radioactive, toxic, hazardous, carcinogenic, mutagenic, or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde, trichloroethylene, other aromatic and/or halogenated hydrocarbons, pesticides, defoliants, lead, chromium, radon gas or other radioactive substances, and all substances listed as Hazardous Materials pursuant to any applicable Law.

"INDEMNIFIED PARTY" shall mean the party or parties entitled to indemnity under
Article X hereof.

"INDEMNIFYING PARTY" shall mean the party or parties obligated to indemnify the Indemnified Party under Article X hereof.

"LAWS" shall mean all federal, state and municipal laws, regulations, orders or decrees as well as all other administrative mandatory provisions of Mexico issued by the governmental authorities of Mexico, regardless of their description.

"LIEN" shall mean any and all liens, mortgages, pledges, conditional sale agreements, security interests, restrictions, claims, options, encumbrances, or rights of third parties of every kind and nature.

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"LICENSES" means all of the governmental licenses, certificates, registrations and qualifications to do business (including operating its assets and distributing its products) held by the Company.

"LOSSES" shall have the meaning set forth in Section 10.1.2 hereof

"PURCHASE PRICE" shall mean the sum of $2,475,000 Dollars;

"Purchaser" shall mean Texas Oil & Chemical Co. II, Inc..

"RELEASE" means any spill, leak, emission, discharge, abandonment, migration, incineration, leach, dumping, emission, escape or other disposal

"SELLER" shall mean Spechem, S.A. de. C.V., a commercial company incorporated under the laws of Mexico.

"SELLER SHARES" shall mean the shares described in Recital A., which represent ninety-two (92%) percent of the issued and outstanding shares of capital stock of Company.

                                   ARTICLE II

                       PURCHASE AND SALE OF SELLER SHARES

     2.1. PURCHASE AND SALE. Upon the terms and subject to the conditions set forth in this Agreement, the Seller hereby sells, assigns, conveys, transfers and delivers, free of any Liens, encumbrances, charges or limitations of domain the Seller Shares to the Purchaser, and Purchaser agrees to purchase the Seller Shares, in consideration of the payment by the Purchaser to the Seller of the Purchase Price in accordance with the provisions of Section 2.2.

     2.2. PAYMENT OF PURCHASE PRICE. The Purchase Price of Seller Shares payable by the Purchaser shall be comprised as follows:

                  (a)      The Purchaser pays on the date hereof
                           $2,250,000.00/100 Dollars, in the aggregate, by certified check or banker draft payable at par in a Mexican Bank to or to the order of the Seller.

                  (b) Seller pays a portion of the Purchase Price, in the amount of $225,000, by delivery to the Escrow Agent of a check, to the order of Seller, to be kept in deposit and to be held and released in accordance with the terms of the Escrow Agreement annexed hereto as Exhibit "2".

     2.3. EXPENSES.

     2.3.1. Seller and Purchaser shall each directly pay their own expenses (including, without limitation, attorneys' and accountants' fees and disbursements) incident to this Agreement and the transactions contemplated hereby. With respect to any litigation relating to this Agreement, the parties that substantially prevail in such litigation shall have their costs and expenses (including reasonable attorneys' fees) reimbursed by the parties who do not so prevail.

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     2.3.2. Seller shall be solely responsible for any sales, use, transfer or other similar taxes imposed in respect of the sale of the Seller Shares and on any amounts payable to Spechem under paragraph 2.2. (c) hereof.

     2.4. BROKERAGE. Company, Seller and the Purchaser each represents and warrants that it has not directly or indirectly engaged any broker, finder, agent or intermediary of any kind to bring about the transactions contemplated by this Agreement, and that no person or entity is entitled to any brokerage commission, finder's fee, agent's commission or other similar compensation in connection with the transactions contemplated by this Agreement. Each party agrees to indemnify the other against any claims for any such commissions, fees or similar compensation by any person or entity claiming to have been retained by such party or any Affiliate thereof.

     2.5. INTER-COMPANY OBLIGATIONS. Except as otherwise provided herein, there are no liabilities of the Company owing to the Seller or any of its Affiliates or liabilities of the Seller or its Affiliates to the Company as of the Closing Date.

                                   ARTICLE III

                          CLOSING AND PLACE OF CLOSING;

                       CERTAIN TRANSACTIONS TO BE EFFECTED
                             AT OR PRIOR TO CLOSING

     3.1. PLACE OF CLOSING. The Closing shall take place at the offices of Haynes and Boone, S.C., in Mexico City, or at such other place as the Seller and the Purchaser may mutually agree upon.

     3.2. COOPERATION. At or before the Closing Date, the Seller shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to the Purchaser all documents, instruments and things which are to be delivered by the Seller pursuant to the provisions of this Agreement, and the Purchaser shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to the Seller all checks or bank drafts and all documents, instruments and things which the Purchaser is to deliver or to cause to be delivered pursuant to the provisions of this Agreement.

     3.3. CERTAIN TRANSACTIONS TO BE EFFECTED AT OR PRIOR TO CLOSING. Subject in each case to the terms and conditions contained in this Agreement, the following steps shall be taken concurrently at the Closing, except as otherwise expressly stated:

     3.3.1 The Seller shall deliver, or cause to be delivered, to the Purchaser the following:

                  (a) Stock certificates representing the Seller Shares, duly endorsed in favor of Purchaser or its nominee(s).

                  (b)      The legal opinion mentioned in Section 6.5;

                  (c) Corporate resolutions duly adopted by the Board of Directors of the Seller or evidence of any actions required for Seller for the execution and delivery by the



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                           Seller of this Agreement and the performance by the
                           Seller of the transactions contemplated hereby, duly certified by the Secretary or an Assistant Secretary of the Seller, and an incumbency certificate, certifying the names and true signatures of the officers of the Seller authorized to execute and deliver this Agreement.

                  (d) Evidence of a shareholders meeting of the Company wherein, effective as of the date hereof, the resignation of the directors, officers and statutory examiner (Comisario) of the Company has been accepted and appointing the officers, directors, and statutory examiner (Comisario) so requested by Purchaser.

                  (e) All corporate minutes, stock and accounting books and records of the Company, with entries reflecting the current capital stock distribution of the Company and an entry, signed by the Secretary of the Board of Directors of the Company reflecting the transfer of the Seller Shares as herein contemplated.

                  (f) Original sets of the Articles of Incorporation and Bylaws of the Company and any amendments thereto.

                  (g) A copy of the accounting records for the last fiscal year of the Company as performed in accordance with the Federal Fiscal Code.

                  (h) A certificate signed by Seller stating that all consents required to be obtained in order to carry out the transactions contemplated hereby in compliance with all Laws and agreements binding on the parties hereto shall have been obtained and a copy of any such consents.

                  (i)      The compliance certificate required pursuant to
                           Section 6.3 hereof.

         3.3.2. The Purchaser shall deliver, or cause to be delivered, to the Seller the following:

                  (a) The payments to be made as set forth in Section 2.2., hereof.

                  (b) Corporate resolutions duly adopted by the Board of Directors of the Purchaser authorizing the execution and delivery by the Purchaser of the Agreement and the performance by the Purchaser of the transactions contemplated hereby, duly certified by the Secretary or an Assistant Secretary of the Purchaser, and an incumbency certificate, certifying the names and true signatures of the officers of the Purchaser authorized to execute and deliver this Agreement and the Purchasers Transaction Documents;

                  (c) A copy of the Certificate of Incorporation of Purchaser, certified by the Secretary of State of the State of Texas;

                  (d) A copy of the Bylaws of the Purchaser, certified by a duly authorized officer of the Purchaser to be true, correct and complete as of the date hereof;



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                  (e)      A certificate of corporate existence for the
                           Purchaser issued by the Secretary of the State of Texas;

                  (f)      The compliance certificate required pursuant to
                           Section 7.3 hereof;

                                   ARTICLE IV

                   REPRESENTATION AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties in connection with the transactions contemplated by this Agreement:

4.1. DUE ORGANIZATION AND AUTHORITY. Seller is a company duly organized, validly existing and in good standing under the laws of Mexico, and has full corporate power and authority to own, lease and operate its properties and assets, to carry on its business as now conducted and has good right, full power (corporate or other) and absolute authority, as the case may be, to enter into this Agreement and to sell, assign and transfer the Seller Shares to the Purchaser in the manner contemplated herein and to perform all of its obligations under this Agreement.

4.2. AGREEMENT AUTHORIZED; BINDING AND ENFORCEABLE. The execution, delivery and performance of this Agreement by the Seller have been duly authorized by all required corporate action on the part of the Seller. This Agreement contains legal, valid and binding obligations of Seller enforceable against Seller in accordance with its terms.

4.3. TITLE TO SHARES. Seller is the sole record and beneficial owner of the Seller Shares. All of the Seller Shares are owned free and clear of Liens or encumbrances and limitations of domain and are not subject to any proxies, contracts, calls or other commitments.

4.4. NO CONFLICT. The execution, delivery and performance by the Seller of this Agreement does not conflict with, constitute or result in a breach of or a default under, or result in the creation of any Lien upon the Seller Shares under

                  (a) the Articles of Incorporation or Bylaws of the Seller, or

                  (b) any contract, indenture or other instrument or agreement to which the Seller or the Company are parties or by which any of the Seller Shares may be affected, or

                  (c) any statute, ordinance, judgment, order, decree or regulation of any court or governmental body affecting or relating to the Seller, the Company or the Seller Shares.

4.5. NO REQUIRED CONSENTS. No consent of, waiver from or notice to any person is required in order for the Seller to execute, deliver and perform their obligations under this Agreement or to consummate the transactions contemplated hereby.



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4.6.     CONTRACTUAL AND REGULATORY APPROVALS. Neither the Company nor the
         Seller is under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any federal, state, or municipal government or governmental agency, board, commission or authority are required to be obtained by the Company or the Seller:

                  (a) in connection with the execution, delivery or performance by the Seller of this Agreement or the completion of any of the transactions contemplated herein;

                  (b) to avoid the loss of any permit, license, certification or other authorization of the Company; or

                  (c) in order that the authority of the Company to carry on its business activities in the ordinary course and in the same manner as presently conducted remains in good standing and in full force and effect as of and following the Closing Date.

4.7. CAPITALIZATION. The entire authorized capital stock of the Company consists of 49,945,955 issued and outstanding shares of common stock, with a par value of $ One Peso per share, of which 45,950,278 shares are owned of record and beneficially by Seller. The Seller Shares have been duly authorized and are validly issued, fully paid and non-assessable, with no liability attaching to the ownership thereof. There are no authorized, outstanding or existing

                  (a) voting trusts or other agreements or understandings with respect to the voting of the Company's capital stock or securities convertible into or exchangeable for such stock;

                  (b) options, warrants or other rights (including, without limitation, preemptive rights) to purchase or subscribe for any of the Company's capital stock, any authorized by un-issued shares of the Company's capital stock or any securities convertible into or exchangeable for such shares;

                  (c) agreements of any kind relating to the issuance of capital stock of either of the Company, any such convertible or exchangeable securities or any such options, warrants or rights; or

                  (d) agreements of any kind which may obligate the Company to issue or purchase any of their respective securities.

4.8. NO OTHER PURCHASE AGREEMENTS. No person has or will have on the Closing Date any agreement, option, understanding or commitment, or any right or privilege (whether by law, preemptive or contractual) capable of becoming an agreement, option or commitment, including convertible securities, warrants or convertible obligations of any nature, for:



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                  (a)      The purchase, subscription, allotment or issuance of,
                           or conversion into, Shares in the capital of the Company or any securities of the Company.

                  (b)      The purchase from the Seller of any of the Seller
                           Shares.

                  (c) The purchase or other acquisition from the Company of any of its undertaking, property or assets, other than in the ordinary course of business; non of which is materially adverse to the Company.

4.9.     STATUS, CONSTITUENT DOCUMENTS AND LICENSES.

4.9.1. The Company is duly incorporated and validly existing under the laws of Mexico. The Company has all necessary corporate power to own its properties and to carry on its business as it is now being conducted.

4.9.2. The by-laws and other constituent documents of the Company, as amended to the date hereof, are attached as Exhibit "3".

4.9.3. The Company is duly licensed, registered and qualified as a Company to do business and is in good standing in all material respects in each the jurisdiction in which:

                  (a)      it owns or leases property; or

                  (b) the nature or conduct of its business or any part thereof, or the nature of its property or any part thereof, makes such qualification necessary to enable its business activities to be carried on as now conducted or to enable its property and assets to be owned, leased and operated by it.

4.9.4. The Company is in compliance with all terms and conditions of the Licenses. There are no proceedings in progress, pending or threatened, which could result in the revocation, cancellation or suspension of any of the Licenses. The Licenses, which the Company holds, are listed in Exhibit "4".

4.10. COMPLIANCE WITH CONSTITUENT DOCUMENTS, AGREEMENTS AND LAWS. The execution, delivery and performance of this Agreement and each of the other agreements and instruments contemplated herein by the Seller and the Company, and the completion of the transactions contemplated hereby and thereby, will not constitute or result in a violation or breach of or default under, or cause the acceleration of any obligations of the Company under:

         a. any term or provision of its articles, by-laws or other constituent documents;

         b. subject to obtaining the contractual consents referred to in Exhibit "5", the terms of any agreement (written or oral), indenture, instrument or understanding or other obligation or restriction to which the Company, or the Seller is a party or by which any of them is bound; or




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         c.       any term or provision of any of the Licenses or any order of any court, governmental authority or regulatory body or any Laws.

4.11. CORPORATE RECORDS. The corporate records and minute books of the Company contain complete and accurate minute, of all meetings of the Board of Directors ("Consejo de Administracion") and shareholders of the Company, and original signed copies of all resolutions duly passed or adopted by the directors or shareholders of the Company. The Stock Ledger Book, the Capital Variations Book, the Stockholders Minute Book and the Board Minute Book and any similar corporate records of the Company are, in all material respects, complete and accurate.

4.12. DIRECTORS. The current directors, officers and senior management of the Company are listed in Exhibit "6" hereto.

4.13. FINANCIAL STATEMENTS. The Audited Financial Statements and the Closing Financial Statements have been prepared in accordance with Generally Accepted Accounting Principles, applied on a basis consistent with that of the previous fiscal years. The Audited Financial Statements and the Closing Financial Statements are true, correct and complete, and fairly present or will present the financial condition of the Company as of their respective dates, respectively, including the assets and liabilities of the Company as of such dates and the revenues, expenses and results of the operations of the Company for the fiscal year/interim period ended on their respective dates.

FINANCIAL RECORDS. All financial transactions of the Company have been recorded in the financial books and records of the Company in accordance with good business practice, and such financial books and records:

         (a) accurately reflect the basis for the financial condition and the revenues, expenses and results of operations of the Company shown in the Audited Financial Statements and the Closing Financial Statements; and

         (b) present fairly the financial condition and the revenues, expenses and results of the operations of the Company as of and to the dates thereof.

4.14. LIABILITIES OF THE COMPANY. There are no liabilities (contingent or otherwise) of the Company of any kind whatsoever, and, to the best of the knowledge of the Seller, there is no basis for assertion against the Company of any liabilities of any kind, other than:

         (a) liabilities disclosed or reflected in or provided for in the Audited Financial Statements and liabilities disclosed or reflected in or provided for in the Closing Financial Statements;

         (b) liabilities incurred since the date of Audited Financial Statements which were incurred in the ordinary course of business and, in the aggregate, are not materially adverse to the Business; and

         (c) other liabilities expressly disclosed in this Agreement or in the Exhibits attached hereto.



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4.15.    INDEBTEDNESS. Except as noted in the Audited Financial Statements or the Closing Financial Statements, the Company has no outstanding bonds, debentures, mortgages, promissory notes or other indebtedness except trade and business accounts payable incurred in the ordinary course of business, and is not under any obligation to create or issue any bonds, debentures, mortgages, promissory notes or other indebtedness except trade and business accounts payable incurred in the ordinary course of business, none of which is or will be adverse to the Company.

4.16. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the Audited Financial Statements Date, the Company has not:

         (a) incurred any obligation or liability (fixed or contingent), except normal trade or business obligations incurred in the ordinary course of business;

         (b) paid or satisfied any obligation or liability (fixed or contingent), except:

                  (i) current liabilities included in the Audited Financial Statements,

                  (ii) Exhibited payments pursuant to obligations under loan agreements or other contracts or commitments described in this Agreement or in the Exhibits hereto;

         (c) created any Lien upon any of its properties or assets, except as described in this Agreement or in the Exhibits hereto;

         (d) sold, assigned, transferred, leased or otherwise disposed of any of its properties or assets, except in the ordinary course of business, except as described in this Agreement or in the Exhibits hereto;

         (e) purchased, leased or otherwise acquired any properties or assets, except in the ordinary course of business;

         (f) waived, canceled or written-off any rights, claims, accounts receivable or any amounts payable to the Company, except in the ordinary course of business and for which adequate reserves have been made;

         (g) entered into any transaction, contract, agreement or commitment, except in the ordinary course of business and except as described in this Agreement or the Exhibits hereto;

         (h) terminated, discontinued, closed or disposed of any plant, facility or business operation; or

         (i)      agreed to any of the foregoing.

And none of such payments or transactions described in this Section 4.17 is, individually or in the aggregate, materially adverse to the Company.




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




4.17. COMMITMENTS FOR CAPITAL EXPENDITURES. The Company is not committed to make any capital expenditures, nor have any capital expenditures been authorized by the Company at any time, except for capital expenditures made in the ordinary course of business.

4.18. DIVIDENDS AND DISTRIBUTIONS. Since its incorporation the Company has not declared or paid any dividend or made any other distribution on any of its Shares of any class, or redeemed or purchased or otherwise acquired any of its Shares of any class, or reduced its authorized capital or issued capital, or agreed to do any of the foregoing.

4.19.    TAX MATTERS.

4.19.1. The Company has duly and on a timely basis prepared and filed all tax returns and other documents required to be filed by it in respect of all Governmental Charges, and such returns and documents are complete and correct and reflect accurately all liability for Governmental Charges of the Company for the periods covered thereby.

4.19.2. The Company has paid on a timely basis all Governmental Charges which are due and payable by it on or before the date hereof. Adequate provision was made in the Audited Financial Statements for all Governmental Charges accrued to October 31, 1999 and adequate provision will be made for all Governmental Charges accrued to the date hereof; respectively, including, without limitation, the provisions for current and deferred taxes and any additional provision or reserve in respect of potential reassessments. The Company has no liability for Governmental Charges other than those provided for in the Audited Financial Statements and in the Closing Financial Statements.

4.19.3. There are no actions, suits, proceedings, investigations, inquiries or claims now pending or made or, to the best of the knowledge of the Seller, threatened against the Company in respect of Governmental Charges, except as set forth in Exhibit "7".

4.19.4. The Company has withheld from each amount paid or credited to any person the amount of Governmental Charges required to be withheld therefrom and has remitted such Governmental Charges to the proper tax or other receiving authorities within the time required under applicable legislation.

4.20. LITIGATION. Except for the matters referred to in Exhibit "8", there are no Claims pending or threatened, by or against or affecting the Company before or by any court or any federal, state, or local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except for the matters referred to in Exhibit "8", there are no other matters on which any such Claim might be commenced. Any pending or threatened Claims against the Company or in respect of any of its properties or rights if decided adversely to the Company would not individually or in the aggregate have a material adverse effect on its business activities as carried out as of the date hereof








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


4.21.    ENVIRONMENTAL MATTERS.

4.21.1. ENVIRONMENTAL LAWS. The Company, the operation of its business activities, the property and assets owned, leased, occupied or otherwise used by the Company and the use, maintenance and operation thereof have been carried out without knowingly violating the Environmental Laws. The Company has complied to the best of its knowledge, in all material respects, with all reporting and monitoring requirements under all Environmental Laws.

4.21.2. PERMITS, ETC. The Company has obtained such permits, certificates, approvals, registrations and licenses as it has deemed necessary to conduct the Business and to own, use and operate the properties and assets of the Company in compliance, to the best of its knowledge, with all Environmental Laws.

4.21.3. HAZARDOUS MATERIALS, RELEASES. There are no Hazardous Materials located on or in any of the properties or assets owned, leased, occupied or otherwise used by the Company knowingly in violation of Environmental Laws, and no willful Release of any Hazardous Materials or in violation of any Environmental Laws has occurred on or from the properties and assets of the Company or has resulted from the operation of the Business of the Company. The Company has not used any of its properties or assets to produce, generate, store, handle, transport or dispose of any Hazardous Materials in violation, to the best of its knowledge, of the Environmental Laws and none of the real properties or leased premises has been or is being used as a landfill or waste disposal site.

4.21.4. STORAGE TANKS. There are no underground or surface storage tanks located on or in any of the properties or assets owned, leased, occupied or otherwise used by the Company in breach of the Environmental Laws. The Company has no knowledge of any basis upon which the Company could become, responsible for any clean-up or corrective action under any Environmental Laws.

4.21.5. NOTICES, ETC. Except as disclosed in Section 4.21, the Company has not received any notice or claim (and to the best of the knowledge of the Seller there is no basis for such notice or claim) to the effect that any of them or the operations of its business activities are or have ever been:

                  (a) not in full compliance with all applicable environmental permits, certificates, approvals, registrations and licenses and Environmental Laws;

                  (b) the subject of any outstanding written order or agreement with any governmental authority or private party respecting any Environmental Laws, any remedial actions or a Release or threatened Release, or

                  (c) the subject of any administrative or judicial proceeding, civil or criminal, alleging the violation of any Environmental Laws or any environmental permit, certificate, approval, registration or license or of any action or investigation by any governmental authority as to whether any remedial action is needed to respond to a Release or threatened Release under any applicable Environmental Laws.

4.22. TITLE TO ASSETS. The Company is the owner of and has good and marketable title to all of its properties and assets, including, without limitation, all properties and assets that are reflected in the Audited Financial Statements and all properties and assets acquired by the Company are free and clear of all Liens whatsoever, except for:

         (a) the properties and assets disposed of, utilized or consumed by the Company in the ordinary course of business;

         (b) the Liens disclosed in Exhibit "9" or reflected in the Audited Financial Statements;

4.22.1. There are no agreements or commitments to purchase property or assets by the Company other than in the ordinary course of business.

4.23. DEPOSIT ACCOUNTS AND SAFE DEPOSIT BOXES OF THE COMPANY. The name and address of each bank, trust company or similar institution with which the Company has one or more accounts or one or more safe deposit boxes, the number of each such account and safe deposit box and the names of all persons authorized to draw thereon or to have access thereto are as set forth in Exhibit "10".

4.24. ACCOUNTS RECEIVABLE. The accounts receivable of any kind of the Company are reflected in the Audited Financial Statements and all accounts receivable of the Company arising arose from bona fide transactions in the ordinary course of business and are valid, enforceable and fully collectible accounts.

4.25. INVENTORY. The current inventory of the Company (including but not limited to (a) all finished goods, work in progress and packing and shipping supplies; and (b) all new and unused maintenance items and all other materials and supplies on hand), subject to an allowance for obsolete inventory (consistent with the basis of calculation of allowances for obsolete inventory reflected in the Audited Financial Statements), is good and usable and is capable of being processed and sold in the ordinary course of business for the specific purpose for which such inventory was intended to be used at levels sufficient (but not excessive) for the continuation of the Business.

4.26.    REAL PROPERTIES AND LEASED PREMISES.

         (a) LISTS. Exhibit "11"lists all real properties and sets forth a legal description thereof.

         (b) TITLE. The Company is the beneficial and registered owner of, and has good and marketable title to, the real properties, free and clear of any and all Liens, except for those Liens described in Exhibit "9".

         (c) USE AND ENJOYMENT. The real properties and the leased premises described in Exhibit "11" and all buildings and structures located thereon and the conduct of business as presently conducted do not violate, in any material respects, any Laws including any zoning or building laws, by-laws, ordinances, regulations, covenants or official plans. The use of the real properties and leased premises in the manner in which they are presently used is not materially adversely affected by any such laws referred to in the preceding sentence. The Company has not received any notification alleging any such violation except as set forth in Exhibit "8" and there is no basis for the Company receiving such notification. Such buildings and structures (or any equipment thereon) do not encroach upon any lands not owned by the Company. There are no encroachments from adjacent lands unto the real properties. The Company has adequate rights to ingress and egress to the nearest public street for the operation of its business activities the ordinary course. There are no expropriation, condemnation or similar proceedings pending or threatened, with respect to any of the real properties or the leased premises or any part thereof. All public utilities required for the operation of its business activities connect to the real properties and the leased premises are through adjacent public streets or by way of valid, registered easements.

         (d) WORK ORDERS AND DEFICIENCIES. No alteration, repair, improvement or other work has been ordered, directed or requested in writing to be done or performed by the Company to or in respect of the real properties, or the leased premises, or to any of the building and fixtures, by any governmental entity having jurisdiction, which alteration, repair, improvement or other work has not been completed. There are no matters under discussion with any such governmental entity relating to work orders, non-compliance orders, deficiency notices or other such notices and there are currently no facts or circumstances which exist which could be the basis of any such claim.

         (e) CONSTRUCTION LIENS. All accounts for work and services performed and materials placed or furnished upon or in respect of any of the real properties or the leased premises at the request of the Company have been fully paid and satisfied and no one is entitled to claim a lien or mortgage under the applicable construction lien legislation of such jurisdiction in which the relevant property is situated, other than in respect of accounts for which the payment due date has not yet passed.

         (f) UTILITY CHARGES. There is nothing owing in respect of any of the real properties or the leased premises by the Company to any municipality, nor to any other commission owning or operating a public utility for water, gas, electrical power or energy, steam or hot water, or for the use thereof; other than current accounts in respect of which the payment due date has not yet passed.

         (g) MUNICIPAL CHARGES. Real estate and other civic taxes, general and special, including those levied for the current year and imposed on any of the real properties, or on the Company in respect of the use of any of the leased premises, have been paid to date, save and except in respect of any part thereof the payment due date for which has not yet passed.


4.27. LEASED PREMISES. Exhibit "11" lists and includes a true and complete copy of all lease agreements for real properties or other facilities being used or occupied by the Company ("Leases"). The Company is exclusively entitled to all rights and benefits as lessee under the Leases and the Company has not sublet, assigned, licensed or otherwise conveyed any rights in the leased premises or in the Leases to any person. All rental and other payments and other material obligations required to be paid and performed by the

         Company pursuant to the Leases have been duly paid or performed; the Company is not in default of any of its material obligations under the Leases and none of the landlords or other parties to the Leases are in default of any of their obligations under the Leases. The terms and conditions of the Leases will not be affected by, nor will any of the Leases be in default as a result of, the completion of the transactions contemplated hereunder. No event, occurrence, condition or act has occurred or exists which, with the giving of notice, the lapse of time or the happening of another event or condition, would become a material default by the Company under the Leases.

4.28. LEASES OF PERSONAL PROPERTY. Except as set out in Exhibit "12", the Company is not the lessee under any lease of personal property in respect of which the annual financial obligation exceeds ($10,000 Dollars) and have an unexpired term of more than two years.

4.29. INTELLECTUAL PROPERTY/INDUSTRIAL PROPERTY RIGHTS. TITLE, USE AND ENJOYMENT. The conduct of the business activities of the Company does not infringe upon the patents, industrial designs, trade-marks, trade-names, brand names, service marks, logos or copyrights, or the trade secrets, know-how or confidential proprietary information of any other person. Except as set out in Exhibit "8", the Company has not received any notice, complaint, threat or claim alleging infringement of, any patent, trade mark, trade name, copyright, industrial design, trade secret or other Intellectual Property or proprietary right of any other person and there are currently no facts or circumstances which exist which could be the basis of any such claim.

4.29.1. SOFTWARE. The Company owns, or has valid rights to use the computer software it uses in the manner in which such software is currently being used by the Company and, none of the software used infringes any intellectual properties of another person.

4.29.2. YEAR 2000. All software and hardware used by the Company or sold as part of any product sold by the Company is Year 2000 compliant in that it will provide the following functions:

                  (a) handle date information after January 1, 2000, including accepting date input, providing date output and performing calculations on dates or portions of dates;

                  (b) function accurately and without interruption after January 1, 2000, without any change in operations associated with the advent of the new century;

                  (c) respond to two-digit year-date input in a way that resolves the ambiguity as to century in a disclosed, defined and predetermined manner; and

                  (d) store and provide output of date information in ways that are unambiguous as to century and which account for leap years.

4.30. RESTRICTIONS ON DOING BUSINESS. The Company is not a party to or bound by any agreement which would restrict or limit its right to carry on any business or activity or to solicit business from any person or in any geographical area or otherwise to conduct its business as the Company may determine.

4.31. GUARANTEES, WARRANTIES AND DISCOUNTS. Except as described in the Audited Financial Statements or as will be described in the Closing Financial Statements, or as set out in Exhibit "9":

                  (a) the Company is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any person;

                  (b) the Company has not given any guarantee or warranty in respect of any of the products sold or the services provided by it, except warranties made in the ordinary course of business, and

                  (c) the Company has established appropriate reserves in respect of its warranty obligations and the Seller are not aware of any latent defect or other product defect with the products it has manufactured or sold which could result in the Company incurring expenses which exceed the reserves established for such purposes.

4.32.     GOOD STANDING OF AGREEMENTS.

                  (a) GOOD STANDING. The Company is not in any material default or breach of any of its obligations under any one or more contracts, agreements (written or oral), commitments, indentures or other instruments to which it is a party or by which it is bound and there exists no state of facts which, after notice or lapse of time or both, would constitute such a default or breach. All such contracts, agreements, commitments, indentures and other instruments are in good standing, in all material respects, and in full force and effect without amendment thereto, and the Company is entitled to all benefits thereunder, except as set forth in Exhibit "8".

                  (b) MATERIAL COVENANTS. All material covenants to be performed by the other party thereto have been fully performed.

                  (c) SALES AND LOSSES. The Company has no commitments or agreements for the sale of products or assets at prices or under conditions involving prospective losses.

                  (d) LIST OF MATERIAL CONTRACTS. A list of the Material Contracts to which the Company is a party is set out in Exhibit "13". For the purposes of this Agreement, "Material Contract" means any contract with a dollar value equal (to or exceeding ($10,000 Dollars) or with an unexpired term of one year of more.

4.33.    EMPLOYMENT AGREEMENTS.

                  (a) SENIOR MANAGEMENT. Set out in Exhibit "6" a list of the General Manager ("Director General") and the other Managers ("Directores y/o Gerentes") of the Company, their salaries, date of hire by the Company, any termination arrangements and a description of all benefits to which such executives are entitled.

                  (b) Except as specified in Exhibit "14", the Company is not a party to any written or oral employment, service or consulting agreement relating to any one or more persons, except for oral employment agreements which are of indefinite term and without any special arrangements or commitments with respect to the continuation of employment or payment of any particular amount on termination of employment.

                  (c) The Company has no employee who cannot be dismissed on such period of notice as is required by law in respect of a contract of hire for an indefinite term.

4.34.    LABOR MATTERS AND EMPLOYMENT STANDARDS.

                  (a) COLLECTIVE AGREEMENTS. Except as specified in Exhibit "14", the Company is not subject to any collective or other agreement with any labor union or employee association.

                  (b) COMPLIANCE WITH LAWS. The Company has complied in all material respects, with all Laws relating to employment, including those relating to wages, hours, collective bargaining and representation, occupational health and safety, workers' hazardous materials, employment standards, pay equity, unemployment compensation and workers' compensation.

                  (c) LIABILITIES TO EMPLOYEES. The Company is not and has not engaged in any unfair labor practice. The Company is not liable for any damages to any employee or former employee resulting from the violation of any applicable labor or employment Laws or agreement, including the collective agreements, except to the extent the Company may be liable under or as a result of any of the grievances referred to in Exhibit "8".

                  (d) CLAIMS, COMPLAINTS, GRIEVANCES. Except as disclosed in Exhibit "8", there are no outstanding claims or complaints against the Company in respect of:

                                    (i) wrongful dismissal;

                                    (ii) breaches of employment contracts;

                                    (iii) unpaid wages or benefits;

                                    (iv) human rights complaints or inquiries;

                                    (v) employment equity or labor standards
                                        legislation;

                                    (vi) other complaints or grievances.

4.34.1. There are no minutes of settlement or decisions which contain or impose outstanding obligations of the Company in respect of any such claims, complaints or grievances.

4.35. STRIKES, ETC. There is no labor strike, slowdown or stoppage pending or involving or threatened against the Company. There has not been any labor strike, slowdown or stoppage involving the Company during the past five years.

4.36. OCCUPATIONAL HEALTH AND SAFETY. There are no outstanding inspection orders or employee claims against the Company under any occupational health and safety legislation, or regulations thereto.

4.36.1. There are no outstanding directives or rulings made to the Company or prosecution orders or employee claims against the Company under any labor, employment or occupational health and safety legislation. Nor is the Company aware of any pending directives or rulings or threatened prosecutions or employee claims or grounds upon which any such directives or rulings may be issued or prosecution or employee claims may be commenced, except as referred to in Exhibit "8" hereto.

4.36.2. There have been no material accidents or incidents affecting worker health or safety or workers compensation with respect to the employees of the Company.

4.37. WORKERS' COMPENSATION. All workers' compensation assessments against the Company have been timely and fully paid (including workers sharing in the profits (participacion de los trabajadores en las utilidades) of the Company).

4.38.    EMPLOYEE BENEFIT AND PENSION PLANS.

4.38.1. DESCRIPTION OF BENEFIT PLANS. Except as listed in Exhibit "15", the Company does not have, and is not subject to any present or future obligation or liability under any pension plan, deferred compensation plan, retirement income plan, stock option or stock purchase plan, profit sharing plan, bonus plan or policy, employee group insurance plan, hospitalization plan, disability plan or other employee benefit plan, program, policy or practice, formal or informal, funded or non funded, with respect to any of its employees or former employees or beneficiaries or dependents.

4.38.2. Exhibit "15" also lists the oral and written general policies inconsistency with the Mexican industry practice, procedures and work-related rules in effect with respect to employees of the Company, including but not limited to policies regarding holidays, sick leave, vacation, disability and death benefits, termination and severance pay, automobile allowances and rights to company provided automobiles and expense reimbursements. All those policies, procedures and rules are in compliance with applicable Law (The plans, programs, policies, practices and procedures listed in Exhibit "15" are collectively called the "Benefit Plans").

4.38.3. CLAIMS. Except as specified in Exhibit "8", there are no pending or threatened claims by any employee covered under any of the Benefit Plans or by any other person which allege a breach of the terms of a Benefit Plan or fiduciary duties or violation of governing law or which may result in liability to the Benefit Plans or the Company, and there is no basis for such a Claim. There are no employees or former employees or beneficiaries or dependents of employees or former employees of the Company who are receiving from the Company any pension or retirement payments, or who are entitled to receive any such payments, not covered by a pension plan to which the Company is a party.

4.38.4. DOCUMENTATION, REGISTRATION. Those copies of the Benefit Plans and related documentation as indicated in Exhibit "15" are true, correct and complete copies thereof and all oral or written Benefit Plans are accurately described in Exhibit "15" hereto. The Benefit Plans are duly registered where required by applicable Laws, and are in good standing under such applicable Laws.

4.38.5. CONTRIBUTIONS, FUNDING OBLIGATIONS. All required employer and employee contributions and premiums under the Benefit Plans to the date hereof have been made, the respective fund or funds established under the Benefit Plans are fully funded in accordance with applicable Laws, and no past service funding or post service termination liabilities exist thereunder.

4.38.6. NON-ARMS LENGTH PAYMENTS. Except as otherwise contemplated in this Agreement or the Exhibits hereto, no payments have been made or authorized since the date of the Closing Financial Statements by the Company to its officers, directors, former directors, shareholders or employees or to any person not dealing at arms' length with any of the foregoing, except in the ordinary course of business and at the regular rates payable to them of salary, pension, bonuses, rents or other remuneration of any nature.

4.38.7. ACCRUAL OF VACATION PAY, BONUSES, ETC. All vacation pay, bonuses, commissions and other employee benefit payments payable to employees or any member of the Company are reflected and have been accrued in the Audited Financial Statements and will have been accrued in the Closing Financial Statements, as the case may be.

4.38.8. WITHDRAWALS AND COMPLIANCE WITH PLANS. No withdrawal of assets has been made from the assets of any Benefit Plan fund held from time to time except for the purpose of paying benefits or proper expenses of the Benefit Plans in accordance with the terms of the Benefit Plans and applicable Laws and no past service funding or post-termination liabilities exist thereunder. The Benefit Plans are funded in accordance with the rules of the Benefit Plans and applicable Laws. All material obligations required to be performed in connection with the Benefit Plans pursuant to their terms and any applicable Laws have been performed. There are no obligations under or in respect of the Benefit Plans (including any representations made to any of the Company employees) that are not contained in the text of the Benefit Plans and funding agreement therefor. The Company has not incurred any liability in connection with the winding-up of a pension plan or the withdrawal from a multi-employer plan which would have a material adverse effect on the Business, profits or condition (financial or otherwise) of the Company, or impair the ability of the Company to perform its obligations contained in this Agreement.

4.38.9. PARTICIPANT AND BENEFICIARY RECORDS. The participant and beneficiary records with respect to each Benefit Plan are in the custody of the persons listed in Exhibit "6". All such records accurately state the history of each participant and beneficiary in connection with each Benefit Plan and accurately state the benefits earned by or owed to each such person under each Benefit Plan.

4.39. INSURANCE. Exhibit "16" contains a true and correct copy of all insurance policies maintained by the Company or under which the Company is covered in respect of its properties, assets, business or personnel as of the date hereof. Such insurance policies are in full force and effect and the Company is not in default with respect to the payment of any premium or compliance with any of the provisions contained in any such insurance policy. The Company has not received notice from any of the insurers regarding cancellation of such insurance policies. The Company has not received notice from any of the insurers denying any claims and to the best of the knowledge of the Seller no such notice is expected to be received.

4.40. COMPLIANCE WITH LAWS. Except as disclosed in Exhibit "8", the Company has conducted and is conducting its Business in compliance, in all material respects, with all applicable Laws of each jurisdiction in which it carries on such business.

4.41. DISCLOSURES. No representation or warranty contained in this Article 4 and no statement contained in any Exhibit or closing document to be provided to the Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement, or omits to state any material fact which is necessary in order to make the statements contained therein not misleading.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER


         The Purchaser hereby represents and warrants to the Seller as follows:

         5.1. DUE ORGANIZATION AND AUTHORITY. The Purchaser is a Company duly organized, validly existing and in good standing under the laws of the State of Texas, and has full corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and in each state in which the nature of its activities requires it to be qualified.

         5.2. AGREEMENT AUTHORIZED, BINDING AND ENFORCEABLE. The execution, delivery and performance of this Agreement by the Purchaser, have been duly authorized by all required corporate action. This Agreement is the legal, valid and binding obligations of the Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors' rights and by equitable principles of general application which may limit the availability of certain equitable remedies (such as specific performance).

         5.3. NO CONFLICT. The execution, delivery and performance by the Purchaser of this Agreement do not conflict with, constitute or result in a breach of or a default under, (a) the Articles of Incorporation or Bylaws of the Purchaser, (b) any material contract, indenture, instrument, order, judgment, decree or regulation by which the Purchaser, is bound, (c) any statute, ordinance, judgment, order, decree or regulation of any court or governmental body affecting or, relating to the Purchaser.

         5.4. NO REQUIRED CONSENTS. No consent of, waiver from or notice to any party is required in order for the Purchaser to execute, deliver and perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

         5.5. REVIEW OF INFORMATION. Purchaser has received and reviewed to its satisfaction the information referred to herein and it is not aware of any representation or warranty of the Seller which contains any untrue statements of a material fact or omits to state any material facts which is necessary in order to make the statements contained therein not misleading but this statement of the Purchaser does not impose directly or indirectly any responsibility on the part of the Purchaser to insure that Seller representations and warranties are accurate and true.

                                   ARTICLE VI

                 CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS


         Unless such conditions are met on the date hereof, all obligations of the Purchaser under this Agreement are subject to the fulfillment of each of the following conditions prior to or at the Closing:

         6.1. REPRESENTATIONS AND WARRANTIES. All of the representations, warranties and certifications of the Seller contained in this Agreement shall be true, correct and complete in all respects on the Closing Date as though all such representations, warranties and certifications were made and given on and as of the date hereof.

         6.2. PERFORMANCE BY THE SELLER. The Seller shall have performed and complied with all covenants, agreements and conditions required to be performed or complied with by them pursuant to this Agreement prior to or at the Closing.

         6.3. COMPLIANCE CERTIFICATE. The Purchaser shall have received a compliance certificate, in form and substance reasonably satisfactory to the Purchaser and duly executed by the Seller, with respect to the matters set forth in Sections 6.1 and 6.2.

         6.4. NO RESTRAINT ON TRANSACTIONS. There shall be no effective injunction, judgment, decree, restraining order or order of any nature issued by a court or government agency of competent jurisdiction which shall direct that this Agreement or the transactions contemplated by this Agreement not be consummated in all material respects as herein provided. There shall be no pending litigation or other proceeding instituted by any governmental authority, the effect of which litigation would prevent the consummation of the transactions contemplated by this Agreement.

         6.5. LEGAL OPINION. The Seller shall deliver at the Closing Date an opinion of Gutierrez Diaz de Rivera y Torres, S.C., substantially in the form annexed hereto as Exhibit "17".

         6.6. ESCROW AGREEMENT. At the Closing Date, the Sellers shall execute and deliver the Escrow Agreement in the form of Exhibit "2".

                                   ARTICLE VII

                 CONDITIONS PRECEDENT TO THE SELLER OBLIGATIONS


         Unless such conditions are met on the date hereof, all obligations of the Seller under this Agreement are subject to the fulfillment of each of the following conditions prior to or at the Closing:

         7.1. REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Purchaser contained in this Agreement shall be true, correct and complete in all respects on the Closing Date as though all such representations and warranties were made and given on and as of the date hereof.

         7.2. PERFORMANCE BY THE PURCHASER. The Purchaser shall have performed and complied with all covenants, agreements and conditions required to be performed or complied with by the Purchaser pursuant to this Agreement prior to or at the Closing.

         7.3. COMPLIANCE CERTIFICATE. The Seller shall have received a compliance certificate, in form and substance reasonably satisfactory to the Seller and duly executed by a duly authorized officer of the Purchaser, with respect to the matters set forth in Sections 7.1 and 7.2 hereof.

         7.4. NO RESTRAINT ON TRANSACTIONS. There shall be no effective injunction, judgment, decree, restraining order or order of any nature issued by a court or governmental agency of competent jurisdiction which shall direct that this Agreement or any of the transactions contemplated by this Agreement not be consummated as herein provided. There shall be no pending litigation or other proceeding instituted by any governmental authority, the effect of which litigation would prevent the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                      POST-CLOSING COVENANTS OF THE SELLER


         8.1.     NON-COMPETITION.

         8.1.1. For a period of ten (10) years after the Closing Date, neither Seller nor their respective Affiliates whether operating in the United States or Mexico shall directly or indirectly: (a) solicit Business from any person who was a customer of any of the

                  Company during the twelve (12) months preceding the Closing Date; or (b) compete or otherwise engage in the chemical processing, refining, commercialization and/or trading business of high purified CS and C6 paraffinic hydrocarbon solvents which supply the plastic industries or substitutes thereof (the "Business") anywhere in North America, Central America or South America (the "Territory").

         8.1.2. Nothing in Section 8.1.1 above shall be deemed to prohibit or restrict the Seller, directly or indirectly, from acquiring and thereafter owning at any time after the Closing Date, any entity which for periods immediately prior to such acquisition directly or indirectly derives less than ten (10%) percent of its revenues from a business or businesses that are the same or similar to the Business.

         8.1.3. In the event that the Seller or any of its Affiliates shall breach any of the provisions of Section 8.1, or in the event that any such breach is threatened, in addition to and without limiting or waiving any other remedies available to the Purchaser at law or in equity, the Purchaser shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, to restrain any such breach or threatened breach and to enforce the provisions of this Section 8.1. The Seller acknowledges and agrees that there is no adequate remedy at law for any such breach or threatened breach and, in the event that any proceeding is brought seeking injunctive relief, agree not to use as a defense thereto that there is an adequate remedy at law. The parties further acknowledge that the restrictions provided for in this Section 8.1 are, under all of the circumstances, reasonable and necessary for the protection of the Purchaser and the Company and their respective businesses. If any provision of this Section 8.1 is determined to be too broad so as to be unenforceable, such provisions shall be deemed to have been modified to be only so broad as is enforceable.

         8.2. PREPARATION OF TAX RETURNS. After the Closing, the Seller will prepare and file (or cause to be prepared and filed) with the appropriate authorities all reports, annual balances or accountings which are required to be filed by or with respect to the Company in respect of all periods through the Closing.

                                   ARTICLE IX

                     POST-CLOSING COVENANTS OF THE PURCHASER


         9.1. PREPARATION OF TAX RETURNS. After the Closing, the Purchaser will prepare and timely file (or cause to be prepared and timely filed) as required by law with the appropriate authorities all reports, annual balances or accountings (the "Reports") referred to in Section 8.2 hereof. The Purchaser will also furnish such information and the reasonable assistance of such personnel as the Seller may reasonably request to prepare the Reports referred to in Section 8.2 hereof and to respond to any audits thereof.

         9.2. ACCESS TO RECORDS. For a period of one (1) year after the Closing, Purchaser will, and will cause the Company to (a) maintain all books and records relating to the Company which may be reasonably necessary in order for the Seller to satisfy the requirements of auditors and other fiscal obligations imposed upon the Seller or any of its Affiliates (including, without limitation, responding to audits of annual balances), and (b) cooperate with and afford the Seller (and Purchaser shall cause the Company to afford the Seller), or will use its best efforts to cause any other appropriate person to cooperate with and afford the Seller, at the Seller's sole cost and expense, reasonable access to and the ability to copy, during normal business hours, such books and records (as well as access to and reasonable assistance of personnel) on any other matter relating to the Company which are reasonably necessary (including, without limitation, responding to audits) in order for the Seller to satisfy the requirements of auditors and other obligations imposed upon any of them by law.

         9.3. BANK DEBT. Prior to December 2001, Purchaser shall pay or cause the Company to pay to Seller 33% of any net discounts or pardons on the principal amount of certain existing credits granted by Bancrecer, S.A., to the Company obtained with the direct intervention of Seller, provided however, that such payments shall be made on the saved amount after giving effect to any tax implications of the same and provided further that such discounts or pardons shall be made in form and substance satisfactory to Purchaser.


                                    ARTICLE X

                                 INDEMNIFICATION


         10.1.    AGREEMENT TO INDEMNIFY.

         10.1.1. The Purchaser agrees to indemnify and hold the Seller harmless from and against any and all monetary loss, liability, obligation, damage, cost or expense (including, without limitation, reasonable attorney's fees and disbursements) incurred or suffered by or asserted against the Seller or any of its respective Affiliates, including but not limited to their respective officers, directors, agents and employees, directly or indirectly as a result of or in connection with
                  (a) the breach by the Purchaser of any representation or warranty made in this Agreement; or (b) the breach by the Purchaser of, or the failure of the Purchaser to perform, any of its covenants or obligations contained in this Agreement.

         10.1.2. The Seller agrees to indemnify and hold the Purchaser and its directors, officers, agents, employees and shareholders harmless from and against any and all loss, liability, obligation, damage, cost or expense (including, without limitation, reasonable attorney's fees and disbursements) incurred or suffered by or asserted against the Purchaser, the Company, their Affiliates or any of their respective directors, officers, agents, employees and shareholders, directly or indirectly ("Losses"), as a result of or in connection with

                  (a) the breach or inaccuracy of any representation or warranty made by either Seller in this Agreement;

                  (b) the breach by Seller, or failure of Seller, to perform any of its covenants, conditions or obligations contained in this Agreement;

                  (c) claims of employees of the Company with respect to occupational disease or injuries with respect to events, circumstances or conditions which existed, arose or occurred during the period prior to the date hereof;

                  (d) any third party liability claims which were made prior to the date hereof for damages arising from accidents, for which any of the Company is responsible and which accidents occurred prior to the date hereof for claims which do not exceed $1,000 Dollars and (ii) for such claims which are in excess of $1,000 Dollars and which are listed on Exhibit "8";

                  (e) third party claims or potential claims arising from events occurring prior to the date hereof and which are not listed on Exhibit "8";

                  (f) actual liability and reasonable attorney's fees paid after the Closing in connection with the existing fines levied by any governmental agency.

         10.2. CONDITIONS OF INDEMNIFICATION. The obligations and liabilities of the Indemnifying Party with respect to any claim, action, suit, proceeding, tax audit, demand or liability based on or with respect to the inaccuracy or non-performance or non-fulfillment or breach of any representation or warranty made by the other party contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby asserted or instituted by any third party on account of any matter giving rise to a claim of indemnity by an Indemnified Party (a "Claim"), shall be subject to the following terms and conditions:

         10.2.1. The Indemnified Party will give the Indemnifying Party notice of any claim. Prior to the giving of any notice and after the giving of any such notice, if the Indemnifying Party assumes the defense of a Claim as provided below, the Indemnified Party will not settle or waive, and will cause its Affiliates not to settle or waive, any defense (including the waiver of a statue of limitations), cause of action or counterclaim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

         10.2.2. Upon receipt of notice of a Claim from an Indemnified Party, the Indemnifying Party will be entitled to assume the sole defense thereof by representatives chosen by it; provided, however, in the case of an audit, the auditor permits the Indemnifying Party to do so. The Indemnifying Party shall have the right to assert any defenses, causes of action or counterclaims arising from the subject of the Claim available to the Indemnified Party and its Affiliates. In the event an Indemnifying Party is not permitted by an auditor to assume the defense or control the conduct of an audit of returns, no settlement with respect to any assessment may be effected without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld, and the Indemnified Party shall consult with the Indemnifying Party concerning the progress of the audit and provide such party with copies of all correspondence and documents in connection therewith.

         10.2.3. If the Indemnifying Party, within thirty (30) days after notice of any such Claim, fails to assume the defense thereof; the Indemnified Party shall (upon further notice to the Indemnifying Party) have the right to undertake the defense or, with the consent of the Indemnifying Party not be unreasonably withheld or delayed, the compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Claim at any time prior to the settlement, compromise or final determination thereof.

         10.2.4. Anything in this Section 10.2 to the contrary notwithstanding, the Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be withheld unreasonably or delayed), settle or compromise any Claim or consent to the entry of any judgment which imposes any future obligation on the Indemnified Party or which does not include as an unconditional term thereof giving to the Indemnified Party a release from all liability in respect of such Claim. Furthermore, the Indemnified Party shall reasonably assist the Indemnifying Party with the mitigation of loss and the return to work of any employee eligible for or drawing any occupational injury benefits in connection with the indemnification obligations set forth above.

         10.2.5. The Indemnified Party shall, and shall cause its Affiliates to, provide the Indemnifying Party with such assistance at the sole cost of the Indemnifying Party as may reasonably be requested by the Indemnifying Party in connection with any indemnification or defense provided for herein, including, without limitation, providing the Indemnifying Party with such information, documents and records and reasonable access to the services of and consultations with such personnel of the Indemnified Party or its affiliates as the Indemnifying Party shall deem necessary (provided that such access shall not unreasonably interfere with the performance of the duties performed by or responsibilities of such personnel).

         10.2.6. An Indemnified Party's (1) omission to notify an Indemnifying Party of a Claim, (2) failure to cooperate and provide requisite access to books and records or personnel as provided above, (3) failure to obtain the prior written consent of an Indemnifying Party as required above with respect to settlements or waivers of defenses, causes of actions, or counterclaims, or (4) failure to allow an Indemnifying Party to control a tax audit and make or consent to any settlements relating thereto as provided above, shall release the Indemnifying Party from any liability arising from such Claim to the extent the Indemnifying Party has been materially prejudiced thereby.

         10.2.7. All Claims will be reduced by any insurance proceeds received by the Indemnified Party with respect thereto.

         10.2.8. The obligations of any Indemnifying Party to indemnify and hold harmless an Indemnified Party under this Agreement shall apply whether or not any losses, claims or other liabilities indemnified thereunder were or are caused in whole or in party by (i) the sole, joint or concurrent negligence, fault or breach of any other standard of conduct (whether active or passive) by any Indemnified Party or any third party, or (ii) any act, omission, event or condition that may subject the indemnitee to strict liability.

         10.3. REMEDIES CUMULATIVE. The remedies provided in this Article X shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

         10.4. SURVIVAL OF REPRESENTATIONS. The representations, warranties and indemnification rights and obligations of Seller contained herein shall survive for the statute of limitation period provided under the Laws in effect on the date hereof.

                                   ARTICLE XI

                                  MISCELLANEOUS


         11.1. NOTICES. All notices, requests, demands and other communications shall be in writing and shall be deemed to have been given (a) when received, if delivered in person, or (b) when sent, if sent by telecopier and confirmed within two (2) business days by letter delivered to the party to be notified at its address set forth herein, in any such case as follows:

                  (a)      If to the Seller, to:

                           Mr. Jose Carral
                           Ave Jalisco No. 180 3rd floor
                           Col Tacubaya
                           Mexico 11870, D.F.
                           Fax (525) 52 72 09 94

                           With a copy to:

                           Lic. Guillermo Diaz de Rivera
                           Gutierrez, Diaz de Rivera y Torres, S.C.
                           Durango No.124
                           Colonia Roma
                           Mexico 6700, D.F.
                           Fax (525) 55 25 55 42


                  (b)      If to the Purchaser, to:

                           Nicholas N. Carter
                           President
                           P.O. Box 1636
                           Silsbee, Tx 77656
                           Fax (001/409) 385 14 00

                                    With a copy to:

                           Lic. Agustin Portal Ariosa
                           Haynes and Boone, S.C.
                           Blvd. Manuel Avila Camacho No. 40-1801
                           Col Lomas de Chapultepec
                           Mexico 11000 D.F.
                           Fax 5 40 06 30

                  or at such other address(es) as any party may have advised the other in the manner provided in this Section 11.1.

         11.2. PUBLIC ANNOUNCEMENTS; CONFIDENTIALITY. The timing and text of any announcements or statements pertaining to this Agreement or the transactions contemplated hereby made either publicly or to the employees of the Company prior to the Closing Date shall be mutually agreed to by the Seller and the Purchaser. Except as otherwise provided by law, the terms of this Agreement and the indemnification provisions hereof shall be kept confidential.

         11.3. COMPLETE AGREEMENT. This Agreement and its Exhibits set forth the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, contracts, promises, representations, warranties, statements, arrangements and understandings, if any, between the parties hereto or their representatives. No waiver, modification, amendment or termination of any provision, term or condition hereof or of any its Exhibits shall be valid unless in writing and signed by the party to be charged therewith, and any such waiver, modification, amendment or termination shall be valid only to the extent therein set forth. All Exhibits hereto shall form and be construed to be an integral part hereof.

         11.4. FURTHER ASSURANCES. Each of the parties hereto shall, from time to time after the date hereof, upon the request of the other party hereto and at the expense of such requesting party, duly execute, acknowledge and deliver or cause to be duly executed, acknowledged and delivered, all such further instruments and documents reasonably requested by the other party to further effectuate the intents and purposes of this Agreement.

         11.5. GOVERNING LAW. The validity, performance, construction, interpretation and effect of this Agreement shall be governed by Laws.

         11.6. DISPUTE SETTLEMENT PROCEDURE. In the event of any dispute or difference arising out of or relating to this Agreement or the breach thereof, the disputes or differences shall be finally and exclusively settled by arbitration in accordance with the applicable Rules of Arbitration of the International Chamber of

                  Commerce. Any dispute or difference between the parties hereto will be referred to the arbitration of three (3) persons, one
                  (1) to be appointed by each of the parties hereto and the remainder to be chosen by the two (2) so appointed. If either of the parties fails to appoint an arbitrator and has been notified by the other party in writing of the appointment and of the matter in dispute to be dealt with, the decision of the arbitrator appointed by the first of the parties will be final and binding on both of the parties hereto. The decision of the three (3) arbitrators so appointed, or a majority of them, will be final and binding upon the parties hereto. All costs and expenses of any such arbitration will be borne by the parties hereto as determined by the arbitrators. The arbitration shall take place at Mexico City, Mexico. All arbitration proceedings and the arbitration award shall be in English. Judgment upon the award rendered may be entered into any court having jurisdiction, or application may be made to such court for a judicial recognition of the award or an order of enforcement thereof, as the case may be.

         11.7. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither party hereto may delegate its obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided that such delegating party shall not be relieved of its obligations hereunder. The parties hereto shall be permitted to assign any of their rights under this Agreement without the prior written consent of the other party.

         11.8. SEVERABILITY. Any provisions of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

         11.10. CAPTIONS. The captions appearing in the Agreement are inserted only as a matter of convenience and for reference and shall in no way affect the interpretation or construction of this Agreement or any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

PURCHASER                                      SELLER

Texas Oil & Chemical Co. II                    Spechem, S.A. de C.V.




/s/ NICHOLAS N. CARTER                         /s/ JOSE CARRAL
----------------------------                   ---------------------------------
By: Nicholas N. Carter                         By: Jose Carral
Title: President                               Title: Chairman of the Board



                                               /s/ PASCUAL ARANALDE BLANNO
                                               ---------------------------------
                                               By: Pascual Aranalde Blanno
                                               Title: Board Member

                                ESCROW AGREEMENT




         This Escrow Agreement dated as of the 25th day of January 2000, between Spechem, S.A. de. C.V. (referred to as the "Seller") and Texas Oil & Chemical Co. II, Inc. (the "Purchaser").

                                   RECITALS:


         A. Seller and Purchaser have entered into a Stock Purchase Agreement dated January 25th, 2000 (the "Agreement"), a copy of which is attached to this Agreement in EXHIBIT "A" pursuant to which Purchaser is acquiring ninety-two (92%) percent of the outstanding capital stock of Productos Quimicos Coin, S.A., de C.V. (the "Company").

         B. This Escrow Agreement creates an escrow fund to secure Seller's agreement, covenants and obligations as specified in the Agreement.

         IN CONSIDERATION of the promises and agreements of Seller and Purchaser and for other good and valuable consideration, the receipt of which is acknowledged, Seller and Purchaser agree as follows:

                                    ARTICLE I
                                  ESCROW FUNDS


         1.01. Contemporaneous with the Closing of the Agreement, the amount of TWO HUNDRED TWENTY FIVE THOUSAND ($225,000.00) AND NO/100 DOLLARS (U.S.) (the "Escrowed Funds") in a bank check from the Purchaser shall be delivered, in escrow to the Escrow Agent (as defined herein) to secure Seller's agreement, covenants and obligations specified in the Agreement.

         1.02. The Escrowed Funds are to be retained by the Escrow Agent as an Escrow Trustee pursuant to the terms of this Escrow Agreement, and the Escrowed Funds may be dispersed only in accordance with Article II of this Escrow Agreement.

                                   ARTICLE II
                           DUTIES OF THE ESCROW AGENT


         2.01. The Escrow Agent shall receive the Escrowed Funds pursuant to the terms of this Escrow Agreement.


         2.02. The Escrow Agent shall distribute the Escrowed Funds only in accordance with joint written instructions signed by both Seller and Purchaser. On disbursement of all the Escrowed Funds, this Escrow Agreement shall terminate.

                                   ARTICLE III
                          TERM OF THE ESCROW AGREEMENT

         3.01. The Escrow Agent is hereby authorized and instructed to hold the Escrowed Funds in escrow until the earlier of the following dates or events:

         1) written instructions from both Seller and Purchaser that all obligations, covenants and agreements of Seller have been satisfied; or

         2) the expiration of ninety (90) days from the date of this Escrow Agreement.

         3.02. This Escrow Agreement shall not be terminated, revoked, rescinded or modified in any respect without the prior written approval of both Seller and Purchaser.

         3.03. The Escrow Agent shall be obligated only the performance of the duties that are specifically set forth in this Escrow Agreement and may rely on the performance of these duties. The Escrow Agent shall be protected in acting or refraining from acting on any instrument believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any action taken or omitted in good faith and believed to be authorized by this Escrow Agreement nor for any action taken or omitted in accordance with the advice of the Escrow Agent's counsel.

         3.04. The Escrow Agent shall have no liability under, or duty to inquire into the terms and provision of, the Agreement. It is agreed that the Escrow Agent's duties are purely ministerial in nature and that the Escrow Agent shall incur no liability whatsoever except for willful misconduct or gross negligence so long as the Escrow Agent has acted in good faith. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission, or suppression of this Escrow Agreement unless it is in writing and signed by all of the parties to this Escrow Agreement and, if the Escrow Agent's duties are affected in any way, unless the Escrow Agreement has given prior written consent to any such agreement.

                                    ARTICLE 4
                                  MISCELLANEOUS

         4.01. This Escrow Agreement shall be binding on and inure to the benefit of the parties to this Escrow Agreement and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement.

         4.02. Any litigation costs and expenses under this Escrow Agreement shall be paid by the party obligation for the costs of litigation under the Agreement.

         4.03. A successor Escrow Agent may be appointed at any time by the mutual written agreement of Purchaser and Seller.

         4.04. The Escrow Agent agrees to hold the assets of the Escrow Fund as a trustee in a segregated and separate account, outside of the reach of its general creditors.

         4.05. Any notice, statement, or other communication that is required or that may be given under the terms of this Escrow Agreement shall be in writing and shall be sufficient in all respects if properly addressed and delivered personally or by mail, postage prepaid, as follows:

               (a)      If to the Seller, to:

                        Mr. Jose Carral
                        Ave Jalisco No. 180 3rd floor
                        Col Tacubaya
                        Mexico 11870, D.F.
                        Fax (525) 52 72 09 94

                        With a copy to:

                        Lic. Guillermo Diaz de Rivera
                        Gutierrez, Diaz de Rivera y Torres, S.C.
                        Durango No.124
                        Colonia Roma
                        Mexico 6700, D.F.
                        Fax (525) 55 25 55 42


               (b)      If to the Purchaser, to:

               Nicholas N. Carter
               President
               P.O. Box 1636
               Silsbee, Tx 77656
               Fax (001/409) 385 14 00

          If to Escrow Agent:

               Lic. Agustin Portal Ariosa
               Haynes and Boone, S.C.
               Blvd. Manuel Avila Camacho No.40--1801
               Col Lomas de Chapultepec
               Mexico 11000 D.F.
               Fax 5 40 06 30


or to any other address that any party shall designate in writing to the other parties in accordance with this provision.

         4.06. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         The parties to this Escrow Agreement have duly executed this Agreement as of the date first written above.







Texas Oil & Chemical Co. II                        Spechem, S.A. de C.V.


/s/ NICHOLAS N. CARTER                             /s/ JOSE CARRAL
------------------------------------               ---------------------------
By: Nicholas N. Carter                             By: Jose Carral
Title: President                                   Title: Chairman of the Board


HAYNES AND BOONE, S.C.                             /s/ PASCUAL ARANALDE BLANNO
                                                   ---------------------------
                                                   By: Pascual Aranalde Blanno
/s/ AGUSTIN PORTAL                                 Title: Board Member
------------------------------------
By: Agustin Portal
Title: Partner

TITULO NUMERO I                                 NUMERO DE ACCIONES 45'850,279
CAPITAL VARIABLE




                     PRODUCTOS QUIMICOS COIN, S.A. DE C.V.



                 DURACION:                                  99 ANOS
                 DOMICILIO:                                 MEXICO, D.F.
                 CAPITAL MINIMO FIJO:                       $100,000.00
                 TOTALMENTE SUSCRITO Y PAGADO.
                 CAPITAL VARIABLE:                          $49'845,955.00
                 TOTALMENTE SUSCRITO Y PAGADO.

El presente Titulo se expide en favor de SPECHEM, S.A. DE C.V. de nacionalidad mexicana, con domicilio en la Ciudad de Mexico coma titular de 45'850,279 (CUARENTA Y CINCO MILLONES OCHOCIENTOS CINCUENTA MIL DOSCIENTOS SETENTA Y NUEVE) acciones ordinarias, nominativas, con un valor nominal de $1 (UN PESO 00/100 M.N.) de las 49'845,955 acciones representativas del capital variable de la sociedad.

La sociedad se constituyo mediante escritura publica numero 8211 de fecha 23 de noviembre de 1987, otorgada ante la fe del Licenciado Rogelio Magana Luna, Notario Publico numero 156 de Mexico, D.F. la cual se encuentra debidamente inscrita en el Registro Publico de Comercio del Distrito Federal, bajo el Folio Mercantil numero 103348 de fecha 14 de marzo de 1988.


                      Mexico, D.F., 5 de noviembre de 1999.



/s/ JOSE CARRAL                                      /s/ PASCUAL ARANALDE BLANNO
------------------------                             -------------------------
      CONSEJERO                                              CONSEJERO

"TODO EXTRANJERO QUE EN EL ACTO DE LA CONSTITUCION O EN CUALQUIER TIEMPO ULTERIOR ADQUIERA UN INTERES O PARTICIPACION SOCIAL EN LA SOCIEDAD SE CONSIDERARA POR ESE SIMPLE HECHO COMO MEXICANO RESPECTO DE UNO Y OTRO Y SE ENTENDERA QUE CONVIENE EN NO INVOCAR LA PROTECCION DE SU GOBIERNO, BAJO LA PENA, EN CASO DE FALTAR A SU CONVENIO DE PERDER DICHO INTERES O PARTICIPACION EN BENEFICIO DE LA NACION MEXICANA".

Endoso 45,850,279 aciones representadas por este titulo definitivo de Acciones en favor de: Texas Oil & Chemical Co. II, Inc.
De Nacionalidad: Norteamericana

Mexico, D.F. a 25 de enero de 2000



Spechem, S.A. de C.V.



/s/ JOSE CARRAL
-----------------------------------
Por: Jose Carral
Cargo: Chairman of the Board


/s/ PASCUAL ARANALDE BLANNO
-----------------------------------
Por: Pascual Aranalde Blanno
Cargo: Board Member

The undersigned, Jose Carral and Pascual Aranalde Blanno in our capacity of Chairman and Board member, respectively of Spechem, S.A. de C.V., hereby certify, on behalf of such company, that no consents are required to be obtained in order to carry out the transactions contemplated in the Stock Purchase Agreement, dated as of the 25th day of January 2000, between Spechem, S.A. de. C.V., and Texas Oil & Chemical Co. II, Inc.

We further certify that execution, delivery and performance of such Agreement by Spechem, S.A. de. C.V., have been duly authorized by all required corporate action on the part of Spechem, S.A. de. C.V., and that such Agreement contains the legal, valid and binding obligations of Spechem, S.A. de. C.V., enforceable against it in accordance with its terms.

Mexico City January 25, 2000


Spechem, S.A. de C.V.



/s/    JOSE CARRAL
-------------------------------
By:     Jose Carral
Title:  Chairman of the Board



/s/ PASCUAL ARANALDE BLANNO
-------------------------------
By: Pascual Aranalde Blanno
Title:  Board Member

TITULO NUMERO 1                                        NUMERO DE ACCIONES 99,999
CAPITAL MINIMO FIJO



                     PRODUCTOS QUIMICOS COIN, S.A. DE C.V.




                      DURACION:                 99 ANOS
                      DOMICILIO:                MEXICO, D.F.
                      CAPITAL SOCIAL:           MINIMO FIJO: $100,000.00
                                                TOTALMENTE SUSCRITO Y PAGADO.


El presente Titulo se expide en favor de SPECHEM, S.A. DE C.V. de nacionalidad mexicana, con domicilio en la Ciudad de Mexico como titular de 99,999 (NOVENTA Y NUEVE MIL NOVECIENTOS NOVENTA Y NUEVE) acciones ordinarias, nominativas, con un valor nominal de $1 (UN PESO 00/100 M.N.) de las 100,000 acciones representativas del capital minimo fijo de la sociedad.

La sociedad se constituyo mediante escritura publica numero 8211 de fecha 23 de noviembre de 1987, otorgada ante la fe del licenciado Rogelio Magana Luna, Notario Publico numero 156 de Mexico, D.F. la cual se encuentra debidamente inscrita en el Registro Publico de Comercio del Distrito Federal, bajo el Folio Mercantil numero 103348 de fecha 14 de marzo de 1988.


                      Mexico, D.F., 5 de noviembre de 1999.


/s/ JOSE CARRAL                                      /s/ PASCUAL ARANALDE BLANNO
------------------------                             -------------------------
      CONSEJERO                                              CONSEJERO




"TODO EXTRANJERO QUE EN EL ACTO DE LA CONSTITUCION O EN CUALQUIER TIEMPO ULTERIOR ADQUIERA UN INTERES O PARTICIPACION SOCIAL EN LA SOCIEDAD SE CONSIDERARA POR ESE SIMPLE HECHO COMO MEXICANO RESPECTO DE UNO Y OTRO Y SE ENTENDERA QUE CONVIENE EN NO INVOCAR LA PROTECCION DE SU GOBIERNO, BAJO LA PENA,EN CASO DE FALTAR A SU CONVENIO DE PERDER DICHO INTERES O PARTICIPACION EN BENEFICIO DE LA NACION MEXICANA".

Endoso 99,999 aciones representadas por este titulo definitivo de
Acciones en favor de: Texas Oil & Chemical Co. II, Inc.
De Nacionalidad: Norteamericana

Mexico, D.F. a 25 de enero de 2000

Spechem, S.A. de C.V.

/s/  JOSE CARRAL
---------------------------------
Por: Jose Carral
Cargo: Chairman of the Board



/s/ PASCUAL ARANALDE BLANNO
---------------------------------
Por: Pascual Aranalde Blanno
Cargo: Board Member